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              [GARDERE, WYNNE, SEWELL & RIGGS, L.L.P. LETTERHEAD]



                                                                     EXHIBIT 5.1

                                  June 21, 1999

Board of Directors
R&B Falcon Corporation
901 Threadneedle
Houston, Texas 77079

Gentlemen:

         We have acted as counsel to R&B Falcon Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on this date relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company (the "Exchange Offer") of certain shares of its 13 7/8% Senior Cumulative Redeemable Preferred Stock to be exchanged (the "Exchange Preferred Stock") for up to 311,447 shares of its outstanding 13 7/8% Senior Cumulative Redeemable Preferred Stock (the "Outstanding Preferred Stock," and, together with the Exchange Preferred Stock, the "Preferred Stock"). Each share of the Exchange Preferred Stock is to have terms substantially identical in all material respects to each share of Outstanding Preferred Stock, except that such Exchange Preferred Stock will not contain terms with respect to transfer restrictions. The Exchange Preferred Stock is exchangeable, at the Company's option, into 13 7/8% Senior Subordinated Debentures due 2009 (the "Exchange Debentures"), which Exchange Debentures will be issued in accordance with the provisions of the Indenture to be entered into prior to such exchange between the Company and U.S. Trust Company, N.A., as Trustee (the "Indenture").

         As the basis for the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Certificate of Designation creating the Exchange Preferred Stock and such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed (i) that the signatures on all documents that we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity with the original documents of all documents submitted to us as copies.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) the shares of Exchange Preferred Stock will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.
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Board of Directors
R&B Falcon Corporation
June 21, 1999
Page Two


         Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The shares of Exchange Preferred Stock proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act and such shares being issued and exchanged in compliance with any applicable state securities laws, when issued, delivered and exchanged in accordance with the Exchange Offer, will be legally issued and fully paid and non-assessable.

         2. The Exchange Debentures have been duly authorized for issuance, and upon issuance thereof in exchange for shares of Preferred Stock, in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company, as amended, and the Indenture, and assuming due execution and delivery of the Indenture by the parties thereto and due authentication of the Exchange Debentures by the Trustee, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforcement of the Exchange Debentures may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that a waiver of rights under any usury laws may be unenforceable; and furthermore, we express no opinion as to the enforceability of any provisions of the Exchange Debentures that would require the performance thereof in the presence of fraud or illegality on the part of the holders of the Exchange Debentures or the Trustee.

         The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         This opinion is rendered solely for the benefit of the Company and is not to be used, circulated, copied, quoted or referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                                    Very truly yours,

                                                    /s/ WILLIAM MARK YOUNG

                                                    William Mark Young, Partner